As filed with the Securities and Exchange Commission on April 23, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EVEREST RE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o ABG Financial & Management Services Inc.

Parker House

Wildey Business Park, Wildey Road

St. Michael, Barbados

(246) 228-7398

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen L. Limauro

Everest Global Services, Inc.

477 Martinsville Road

P.O. Box 830

Liberty Corner, New Jersey 07938-0830

(908) 604-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

EVEREST REINSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3263609
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

477 Martinsville Road

P.O. Box 830

Liberty Corner, New Jersey 07938-0830

(908) 604-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen L. Limauro

477 Martinsville Road

P.O. Box 830

Liberty Corner, New Jersey 07938-0830

(908) 604-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

EVEREST RE CAPITAL TRUST

(Exact name of registrant as specified in its charter)

Delaware	04-6985684
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o Everest Reinsurance Holdings, Inc.

477 Martinsville Road

P.O. Box 830

Liberty Corner, New Jersey 07938-0830

(908) 604-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen L. Limauro

477 Martinsville Road

P.O. Box 830

Liberty Corner, New Jersey 07938-0830

(908) 604-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)]

Copies to:

Carol S. Rivers, Esq. Mayer, Brown & Platt 190 South LaSalle Street Chicago, Illinois 60603-3441 (312) 782-0600	Joseph A. Gervasi Everest Reinsurance Holdings, Inc. 477 Martinsville Road P.O. Box 830 Liberty Corner, New Jersey 07938-0830 (908) 604-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-97367

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)(2)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee

Everest Group Common Shares (4)

Everest Group Preferred Shares (5)

Everest Group Debt Securities

Everest Holdings Debt Securities

Everest Group Warrants

Everest Holdings Warrants

Share Purchase Contracts

Share Purchase Units (6)

Everest Re Capital Trust Preferred Securities

Guarantee of Everest Holdings Debt Securities (7)

Guarantees of Preferred Securities of Everest Capital Trust (7)

Total	$53,000,000	$53,000,000	$4,288

(1)	The registered securities may be sold separately, together or as units with other offered securities and include an indeterminate number or amount of common shares, preferred shares, debt securities, warrants, share purchase contracts and share purchase units of Everest Re Group, debt securities of Everest Holdings and preferred securities of Everest Capital Trust as may from time to time be issued at indeterminate prices, in U.S. Dollars.
(2)	Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the registered securities not previously sold by the registrants pursuant to Registration Statement No. 333-97367. A total of $475,000,000 of securities were registered under Registration Statement No. 333-97367, of which $265,000,000 remain unsold as of the date hereof. In no event will the aggregate maximum offering price of all securities issued by the registrants pursuant to this Registration Statement and Registration Statement No. 333-97367 exceed $528,000,000, or if any debt securities are issued with original issue discount, such greater amount as shall result in an aggregate maximum offering price not to exceed $528,000,000.
(3)	Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed. The table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common shares, preferred shares or debt securities that are issued by the registrants upon conversion, exchange or exercise of debt securities, preferred shares, warrants, share purchase contracts or share purchase units registered under this registration statement.
(4)	Also includes such presently indeterminate number of common shares as may be issued by Everest Re Group (a) upon conversion of or exchange for any debt securities or preferred shares that provide for conversion or exchange into common shares, (b) upon exercise of warrants to purchase common shares or (c) pursuant to share purchase contracts.
(5)	Also includes such presently indeterminate number of preferred shares as may be issued by Everest Re Group (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred shares, (b) upon exercise of warrants to purchase preferred shares or (c) pursuant to share purchase contracts.
(6)	Each share purchase unit consists of (a) a share purchase contract under which the holder, upon settlement, will purchase an indeterminate number of common shares or preferred shares and (b) a beneficial interest in debt securities, preferred securities or debt obligations of third parties purchased with the proceeds from the sale of the share purchase units. Each beneficial interest will be pledged to secure the obligation of the holder to purchase the common shares or preferred shares. No separate consideration will be received for the share purchase contract or the related beneficial interests.
(7)	The guarantees include the rights of holders of the preferred securities under the guarantees of Everest Group and Everest Holdings, the debt securities guarantee of Everest Group, the obligations of Everest Holdings under a junior subordinated indenture, any supplemental indentures thereto, under the trust agreement, as amended, and under the expense agreement to be responsible for specified costs, expenses, debt and liabilities of Everest Capital Trust, all as described in this Registration Statement. No separate consideration will be received for any of these guarantees.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3 promulgated thereunder. The contents of the Registration Statement on Form S-3 (File No. 333-97367), including the exhibits thereto, which was initially filed by Everest Re Group, Ltd., Everest Reinsurance Holdings, Inc. and Everest Re Capital Trust with the Securities and Exchange Commission (the “Commission”) on July 30, 2002, which was subsequently amended on September 16, 2002 and September 24, 2002, and which was declared effective by the Commission on September 26, 2002, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Everest Re Group, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 23rd day of April, 2003.

EVEREST RE GROUP, LTD.

By:	/s/ STEPHEN L. LIMAURO
Stephen L. Limauro Executive Vice President and Chief Financial Officer

Each person whose signature appears below constitutes and appoints each of Joseph V. Taranto, Stephen L. Limauro and Joseph A. Gervasi such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 23rd day of April, 2003.

Signature	Title

/s/ JOSEPH V. TARANTO Joseph V. Taranto	Chairman and Chief Executive Officer and Director (Principal Executive Officer and Authorized U.S. Representative)

/s/ STEPHEN L. LIMAURO Stephen L. Limauro	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ MARTIN ABRAHAMS Martin Abrahams	Director

/s/ KENNETH J. DUFFY Kenneth J. Duffy	Director

/s/ JOHN R. DUNNE John R. Dunne	Director

/s/ THOMAS J. GALLAGHER Thomas J. Gallagher	President and Chief Operating Officer and Director

/s/ WILLIAM F. GALTNEY, JR. William F. Galtney, Jr.	Director

/s/ KEITH T. SHOEMAKER Keith T. Shoemaker	Comptroller(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Everest Reinsurance Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty Corner, and State of New Jersey, on the 23rd day of April, 2003.

EVEREST REINSURANCE HOLDINGS, INC.

By:	/s/ STEPHEN L. LIMAURO
Stephen L. Limauro Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Joseph V. Taranto, Stephen L. Limauro and Joseph A. Gervasi such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 23rd day of April, 2003.

Signature	Title

/s/ JOSEPH V. TARANTO Joseph V. Taranto	Chairman and Chief Executive Officer and Director (Principal Executive Officer and Authorized U.S. Representative)

/s/ STEPHEN L. LIMAURO Stephen L. Limauro	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ THOMAS J. GALLAGHER Thomas J. Gallagher	President and Chief Operating Officer and Director

/s/ KEITH T. SHOEMAKER Keith T. Shoemaker	Comptroller (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Everest Re Capital Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty Corner, and State of New Jersey, on the 23rd day of April, 2003.

EVEREST RE CAPITAL TRUST

By:	Everest Reinsurance Holdings, Inc., as Depositor

By:	/s/ STEPHEN L. LIMAURO
Stephen L. Limauro Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

5.1	Opinion of Mayer, Brown, Rowe & Maw, counsel for Everest Holdings and Everest Capital Trust, as to the validity of the debt securities and preferred securities guarantee of Everest Holdings.

5.2

Opinion of Conyers Dill & Pearman, special Bermuda counsel for Everest Group, as to the validity of the common shares, preferred shares, debt securities, warrants, share purchase contracts, share purchase units, debt securities guarantees and preferred securities guarantee of Everest Group.

23.1	Consent of PricewaterhouseCoopers LLP for Everest Group.

23.2	Consent of PricewaterhouseCoopers LLP for Everest Holdings.

23.3	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1).

23.4	Consent of Conyers Dill & Pearman (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature pages).